Exhibit 99.01

Statement from the CEO

“The FDA has presented us with their review of our entire Investigational New Drug (IND) application,” said Richard Garr, Neuralstem’s President & CEO.  “They have asked for some additional information regarding our pre-clinical studies.  The Company believes that it can provide this information in an expeditious manner.”

The Agency has also requested various modifications to the protocol and eligibility criteria for patients in the trial, as well as slight changes to the timing of the surgeries,” Mr. Garr continued. “We are evaluating these changes and will respond accordingly.  We are appreciative of their work in this area.”

 Over all we believe the Agency’s comments and recommendations are extremely helpful,” Garr concluded. “We are evaluating them carefully, and expect to reach agreement with the Agency on all matters so that the trial can be approved and move forward.”

There are no hold issues with respect to the product or product manufacture.  These comments do not affect Neuralstem’s ongoing ALS trial.